SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                                 April 28, 2005

                            NETFRAN DEVELOPMENT CORP.
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               (Exact Name of Registrant as Specified in Charter)


        Florida                        0-50051                    65-0983277
(State of Incorporation)      (Commission File Number )         (IRS Employer
                                                             Identification No.)

                     8000 Towers Crescent Drive, Suite 1220
                                Vienna, VA 22182
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               (Address of principal executive offices) (Zip Code)

                                 (703) 918-2430
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              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On April 21, 2005, Netfran's majority owned subsidiary dbsXmedia pursuant to an Asset Purchase Agreement ("the Asset Purchase Agreement") by and among Loral Skynet Network Services, Inc., a Delaware corporation, CyberStar L.P., a Delaware limited partnership, CyberStar, LLC (collectively, "Sellers") and dbsXmedia completed the acquisition of certain assets related to the business television services conducted by Sellers (the "BTV business"), as a going concern. dbsXmedia will assume certain liabilities associated with the BTV business and Sellers and dbsXmedia will enter into certain support and transition services agreements related to the future conduct of the BTV business.

         The purchase price for the assets included cash, shares of Netfran's common stock and the assumption of certain liabilities. The cash component of the purchase price for the purchased assets is $400,000, which will be paid in three installments: (1) $250,000 at the closing of the transaction, (2) $75,000 on the first anniversary of the closing and (3) $75,000 on the second anniversary of the closing. Netfran issued in aggregate 300,000 shares of Netfran's common stock. The common stock has not been registered for public sale under a registration statement filed with the Securities and Exchange Commission, so Netfran will grant customary registration rights to the Sellers with respect to these shares.

         In order to ensure that the BTV business is continued without interruption for the customers of the business, at the closing we entered into a Teleport Services Agreement with Sellers for continued access to the Seller's existing teleport and satellite infrastructure. The Asset Purchase Agreement also contained provisions that provide preferential treatment to us and to Sellers with respect to business opportunities, referrals, pricing and future services and that provide for certain transition services. The Asset Purchase Agreement contains a covenant not to compete from the Sellers and provides to us the right to hire certain employees of Sellers.

         As part of the transaction, Netfran provided a guarantee of certain obligations of dbsXmedia to the Sellers. Under the terms of the guarantee agreement, Netfran will guarantee up to $3,000,000 of the obligations of dbsXmedia to Sellers during the first one year period after the closing, which amount will be reduced to $1,500,000 during the second one year period after the closing. The guarantee will expire on the second anniversary of the closing, except to the extent of any default occurring prior to such date. In addition, dbsXmedia will grant to Sellers a security interest in the purchased assets, as well as future accounts receivable related to the BTV business, to secure the future payments of the cash component of the purchase price and the obligations of dbsXmedia under the Teleport Services Agreement.

         The Asset Purchase Agreement contains indemnification provisions, which are on terms we consider to be typical for transactions similar to those contemplated by the Asset Purchase Agreement.

         Copies of the Asset Purchase Agreement with Amendment, Security Agreement, Teleport Service Agreement, and Guaranty Agreement are attached under
Item 9.01 (c) of this report.

         A copy of the press release issued on April 28, 2005 announcing the closing of the transaction is attached as an exhibit under Item 9.01(c) of this report.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)        Exhibits Furnished.

99.1 Asset Purchase Agreement by and among dbsXmedia Inc., Loral Skynet Network Services, Inc., CyberStar L.P., CyberStar, LLC and Netfran Development Corp. dated February 18, 2005.

99.2       Amendment No. One to Asset Purchase Agreement dated April 13, 2005

99.3 Security Agreement between dbsXmedia Inc., Loral Skynet Network Services, Inc., CyberStar L.P., and CyberStar, LLC dated February 18, 2005

99.4 Teleport Service Agreement by and between dbsXmedia, Inc., and Loral Skynet Network Services, Inc., dated February 18, 2005

99.5 Guaranty Agreement by Netfran Development Corp. in favor of Loral Skynet Network Services, Inc., CyberStar, L.P., CyberStar, LLC, and Loral Skynet, a division of Loral SpaceCom Corporation, dated February 18, 2005

99.6       Press Release dated April 28, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


NETFRAN DEVELOPMENT CORP.

By: /s/ Arne Dunhem
    -----------------------------
Name:  Arne Dunhem
Title: President and Chief Executive Officer


Date: April 28, 2005